STOCK OPTION GRANT NOTICE

Sierra Madre Mining Inc., a Delaware corporation (the "Company"), hereby grants to the individual listed below (the "Optionee"), an option to purchase the number of shares of the Company's Class B Stock ("Shares") set forth below (the "Option"), subject to the terms and conditions set forth herein, in the Plan, and in the certain Stock Option Agreement (the "Option Agreement"), each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Grant Notice (the "Grant Notice") and the Option Agreement.

NOTICE OF STOCK OPTION GRANT

Optionee:	Joseph Lacome

Grant Number:	1

Date of Grant:	11/7/13

Vesting Start Date:	11/7/13

Exercise Price per Share:	$.01

Total Number of Shares Granted:	19,000,000

Term/Expiration Date:	11/6/2023

Type of Option:	[ ] Incentive Stock Option [ XX ] Non-Qualified Stock Option

Vesting Schedule:	The Shares subject to this Option shall vest according to the following schedule:

Number of Shares Subject to Options	Vesting Date

5,000,000 Class B (representing 26.3% of total number of shares covered by the Option)	March 1, 2015
7,000,000 Class B (representing 36.8% of total number of shares covered by the Option)	March 1, 2016
7,000,000 Class B (representing 36.8% of total number of shares covered by the Option)	March 1, 2017

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the "Grant Notice") to which this Stock Option Agreement (the "Agreement") is attached, Sierra Madre Mining Inc., a Delaware corporation (the "Company"), has granted to Optionee (as set forth in the Grant Notice) an option to purchase the number of shares of Common Stock ("Shares") indicated in the Grant Notice, at the exercise price per share set forth in the Grant Notice (the "Exercise Price").

1. Plan Incorporated By Reference. Notwithstanding anything to the contrary in this Option Agreement, this grant of an Option is subject to the terms, definitions, and provisions of the Plan, which is incorporated herein by reference.

2. Option Type. If designated in the Option Details as an incentive stock option, this Option is intended to qualify as an “incentive stock option” under Section 422 of the Code, but to the extent that the Option, or a portion thereof, fails for any reason to meet requirements of an “incentive stock option”, then it shall be treated as a non-qualified Option for all purposes under the Plan and this Stock Option Agreement.

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3. Exercise of Option. This Option is exercisable as follows:

a. Right to Exercise.

i. This Option shall be exercisable cumulatively according to the vesting schedule set out in the Grant Notice.

ii. No fractional Exercised Shares shall be issued under this Option Agreement

iii. The exercisability of the Option shall be governed this Agreement

iv. In the event the exercise of the Option following the termination of Optionee's status as a Service Provider would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the Term/Expiration Date of the Option as set forth in the Grant Notice or (ii) the expiration of a period of three (3) months after the termination of Optionee's status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

v. In no event may this Option be exercised after the Term/Expiration Date of this Option as set forth in the Grant Notice.

b. Method of Exercise. The Option is exercisable by delivery of an electronic or physical exercise notice, in the form attached hereto as Exhibit A or such other form as permitted by the Company from time to time and communicated to the Optionee (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Option Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.

4. Optionee's Representations. If the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act, at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

5. Method of Payment. Payment of the Exercise Price shall be by any of the following at the election of Optionee:

a. cash;

b. check or wire transfer;

c. with the consent of the Company, delivery of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding, or delivery by Optionee to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding.

d. with the consent of the Company, delivery (either by actual delivery or attestation) of Shares owned by Optionee valued at their Fair Market Value, provided (A) such method of payment is then permitted under Applicable Laws, (B) such Shares, if acquired directly from the Company, were owned by Optionee for such minimum period of time, if any, as may be established by the Company at any time, and (C) such Shares are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

e. with the consent of the Company, surrender of Shares then issuable upon exercise of the Option valued at their Fair Market Value on the date of exercise;

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f. with the consent of the Company, delivery of a promissory note of Optionee to the Company on terms determined by the Company;

g. with the consent of the Company, property of any kind which constitutes good and valuable consideration as determined by the Company;

h. with the consent of the Company, any combination of the foregoing methods of payment.

6. Restrictions on Exercise. If the issuance of Shares upon such exercise or if the method of payment for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, then the Option may not be exercised.

7. Termination of Relationship. Upon the Optionee’s termination of employment with, or service to, the Company for any reason other than the Optionee’s death or Disability, the Option may be exercised with respect to the vested Option Shares for three (3) months following the Termination Date.

8. Disability or Death of Optionee. In the event of the Optionee’s death, or disability, the Option shall immediately vest and become exercisable with respect to all of the Option Shares as of the Termination Date. Upon the Optionee’s death or Disability, the Option may be exercised with respect to the vested Option Shares for twelve (12) months following the Termination Date. “Disability” shall mean total and permanent disability as defined in the U.S. Department of Treasury Regulation section 1.409A-3(i)(4)(i)(A). The Board (or a committee created by the Board) may, in its discretion, determine whether a total and permanent disability exists. Notwithstanding the foregoing, in no event shall the Option be exercisable after the Expiration Date.

9. Change in Control. If within the period beginning 45 days prior to and ending 12 months after the occurrence of a Change in Control, Optionee's employment is terminated by the Company without Cause, or Optionee terminates his/her employment for Good Reason, then 100% of any then-unvested options granted hereunder shall immediately accelerate and become fully vested and exercisable, and shall continue to be fully exercisable for no less than three months following the date of such termination, provided that in no event will Optionee be entitled to exercise any such option following the expiration of the original term set forth in the Stock Option Grant Notice.

10. Limited Transferability of Option. The Option may not be transferred in any manner other than (i) by will or by the laws of descent or distribution, or (ii) pursuant to such procedures as the Board of Directors (in its discretion) may specify with respect to the administration and operation of an Award Transfer Program.

11. Term of Option. This Option may be exercised only within the term set out in the Grant Notice.

12. Taxes.

(a) Liability for Tax-Related Items. The Optionee acknowledges that the Optionee is ultimately liable and responsible for any and all income taxes (including federal, state and local income taxes), social insurance, payroll taxes and other tax-related withholding (the “Tax-Related Items”) arising in connection with the Option, regardless of any action the Company takes with respect to such Tax-Related Items. The Optionee further acknowledges that the Company (i) does not make any representation or undertaking regarding the treatment of any Tax-Related Item in connection with any aspect of the Option, including the grant, vesting, exercise and valid transfer of the Option, or the subsequent sale of the Exercised Shares and (ii) does not commit, and is under no obligation, to structure the terms of the Option or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result.

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(b) Payment of Withholding Taxes. Notwithstanding any contrary provision of this Option Agreement, no Exercised Shares shall be issued, and no sales proceeds shall be delivered, unless and until satisfactory arrangements (as determined by the Committee) have been made by the Optionee with respect to the payment of any taxes which the Company determines must be withheld with respect to such Exercised Shares or such sales proceeds; provided, that if the Optionee fails to make satisfactory arrangements with respect to such taxes by the end of the calendar year in which the applicable exercise or transfer in the Award Transfer Program occurred, then the Option shall be forfeited with respect to the Exercised Shares or the sales proceeds and Sierra Madre shall not be required to issue the Exercised Shares or deliver the sales proceeds.

13. No Special Employment Rights; No Right to Future Awards. Nothing contained in this Option Agreement shall confer upon the Optionee any right with respect to the continuation of his or her employment by, or service to, the Company or interfere in any way with the right of the Company at any time to terminate such employment or service or to increase or decrease the compensation of the Optionee from the rate in existence at the Grant Date. The grant of the Option is at the sole discretion of the Company and does not create any contractual or other right to receive future awards of stock options, or benefits in lieu of stock options, even if stock options have been awarded to the Optionee repeatedly in the past.

14. Optionee Acknowledgement. Optionee represents that he or she has read this Agreement and is familiar with its terms and provisions. Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board or other administrator of the Plan upon any questions arising under this Agreement.

15. Section 409A Compliance. It is intended that the Plan and the Option Agreement comply with, or be exempt from, the requirements of Section 409A and any related guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Accordingly, to the maximum extent permitted, this Option Agreement shall be interpreted and administered to be in compliance therewith or exempt therefrom. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, the Optionee shall not be considered to have terminated employment with, or service to, the Company for purposes of this Option Agreement until the Optionee would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A. Each amount to be paid or benefit to be provided pursuant to this Option shall be construed as a separate identified payment for purposes of Section 409A.

By his or her signature below, Optionee agrees to be bound by the terms and conditions of the Option Agreement, and this Grant Notice. Optionee fully understands the provisions of this Grant Notice, the Option Agreement.

SIERRA MADRE MINING INC.:		OPTIONEE:

By:	/s/ Joseph Lacome	By:	/s/ Joseph Lacome

Name:	Joseph Lacome	Name:	Joseph Lacome

Title:	Director

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EXHIBIT A

SIERRA MADRE MINING, INC.

STOCK PLAN EXERCISE NOTICE

1.    Exercise of Option. Effective as of today, ________________, _____, the undersigned (“Purchaser”) hereby elects to purchase ______________ shares (the “Shares”) of Capital Stock under and pursuant to the stock option granted to Purchaser (the “Option”) pursuant to the SIERRA MADRE MINING, Inc. Stock Plan (the “Plan”) and the Stock Option Agreement dated, _________ (the “Option Agreement”). The purchase price for the Shares shall be $_________, as required by the Option Agreement.

2.    Delivery of Payment. Purchaser herewith delivers to SIERRA MADRE MINING, Inc. (“Sierra”) the full purchase price for the Shares by (circle one):

(c)    cash;

(d)    check; or

(e)    consideration received by Sierra under a formal cashless exercise program implemented by Sierra in connection with the Plan.

3.    Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4..    Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of Sierra or its transfer agents or registrars) of the Shares, the Optionee shall not have any rights as a stockholder with respect to the shares of Capital Stock subject to the Option, notwithstanding the exercise of the Option. The Shares acquired upon exercise of the Option shall be issued to the Optionee as soon as practicable after exercise of the Option.

5.    Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on Sierra for any tax advice.

Submitted by:	Accepted by:

PURCHASER	SIERRA MADRE MINING, INC.

__________________________________	By: ____________________________________
Signature	Name:

__________________________________	____________________________________
Print Name	Title:

Address:
_____________________________________
___________________________________	Date Received

___________________________________

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EXHIBIT B

SIERRA MADRE MINING INVESTMENT REPRESENTATION STATEMENT

OPTIONEE	:	Joseph Lacome	DATE	:
SECURITY	:	Class B Stock	AMOUNT	:

In connection with the purchase of the above-listed shares of Stock (the "Securities") of Sierra Madre Mining Inc., a Delaware corporation (the "Company"), the undersigned (the "Optionee") represents to the Company the following:

1. Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

2. Optionee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one (1) year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable securities laws or agreements.

3. Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may under present law be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as this term is defined under the Exchange Act); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three (3) month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option to Optionee, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than six (6) months, or, in the event the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, not less than one (1) year, after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, the satisfaction of the conditions set forth in Sections 1, 2, 3, and 4 of the paragraph immediately above or, in the case of a non-affiliate who subsequently holds the Securities less than one year, the satisfaction of the conditions set forth in Section 2 of the paragraph immediately above.

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4. Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 701 and 144 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 701 or 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Optionee: Date: 11/7/13

/s/ Joseph Lacome
Joseph Lacome

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